Exhibit 3.1



                      RESTATED CERTIFICATE OF INCORPORATION

                                       of

                             LEHMAN ABS CORPORATION

                      Pursuant to Sections 228, 242 and 245
                      of the General Corporation Law of the
                                State of Delaware


                  The undersigned, on behalf of Lehman ABS Corporation a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies:

                  1. The name of the corporation is Lehman ABS Corporation (hereinafter called the "Corporation"). The name under which the Corporation was originally incorporated was Shearson Lehman Asset-Backed Securities Corporation and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of the State of Delaware was January 29, 1988.

                  2. A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 28, 1988.

                  3. A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 4, 1990.

                  4. This Restated Certificate of Incorporation, which restates, integrates and amends the Certificate of Incorporation of the Corporation as heretofore amended and supplemented, was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware and by written consent of the sole stockholder of the Corporation in accordance with the provisions of Section 242, Section 245 and Section 228 of the General Corporation Law of the State of Delaware.

                  5. This Restated Certificate of Incorporation supersedes the original Certificate of Incorporation as heretofore amended.

                  6. The Certificate of Incorporation as heretofore amended is hereby amended and restated in its entirety as follows:

                  FIRST. The name of the corporation is LEHMAN ABS CORPORATION (the "Corporation").

                  SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any of the following acts or activities:

                           (a)      to authorize, issue, sell, deliver,
purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts (each, a "Trust") which will issue and sell, bonds, notes, debt or equity securities, obligations, and other securities and instruments (in one or more series, each of which series may consist of one or more classes) ("Securities"), which Securities will be collateralized or otherwise secured or backed by, or otherwise represent interests in, among other things (A) one or more pools of Receivables (as defined in Article Third (b) below); (B) pass-through certificates (the "Pass-Through Certificates") evidencing a fractional undivided ownership interest in one or more grantor trusts that own or hold, among other things, one or more pools of Receivables, or participations or certificates of participation or beneficial ownership in one or more pools of Receivables ("Participation Certificates"); or (C) other collateral (the Receivables, the Pass-Through Certificates, Participation Certificates and other collateral pledged as security for or otherwise supporting the Securities and the proceeds thereof are collectively referred to herein as the "Collateral"); in each case the Securities of a series which are distributed through one or more public offerings (with the exception of the Subordinated Securities (as defined in Article THIRD (c) of such series, which may or may not be rated) shall, when issued, be rated in one of the four highest rating categories by any one or more nationally recognized rating agencies;




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                           (b)      in connection with the issuance and sale
of the Securities or otherwise, to purchase or otherwise acquire, own, hold, transfer, convey, pledge, assign, sell (or otherwise dispose of), service, finance, refinance or otherwise deal in or with the Pass-Through Certificates, the Participation Certificates and the Receivables (and any assets to which Receivables relate) and related Collateral and to enter into contractual arrangements, transactions and agreements with respect to the Receivables and with the providers or obligors respecting such Collateral, including agreements with originators of Receivables, sellers or servicers of Receivables or dealers in any assets to which the Receivables relate; for purposes of this Certificate of Incorporation, the term "Receivables" means the right to payment under, and other rights of a holder with respect to, various promissory notes, leases, loan agreements, installment sales contracts, drafts (including bank and commercial drafts), trade documents, certificates of participation, accounts receivable, accounts, account balances, certificates of beneficial ownership, bankers' acceptances and other agreements and instruments evidencing indebtedness or payment obligations, any or all of which may be secured or unsecured, that arise in connection with one or more of the following: (i) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property and financings or re-financings secured thereby, (ii) credit card purchases or cash advances, (iii) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles,
(iv) trade financing, with or without whole or partial guarantees of payment by the Export-Import Bank of the United States or any comparable domestic, foreign or international authority, (v) loans secured by first or junior mortgages on real estate, (vi) loans to employee stock ownership plans, and (vii) any and all other commercial transactions and commercial, sovereign, student and consumer loans and indebtedness;

                           (c)      to arrange or otherwise provide for
support for any series of Securities to be issued by the Corporation or any Trust by various forms of credit enhancement including collections and/or distributions on the Receivables which are to be remitted to certain accounts to be established under the indenture or participation, pooling or other similar agreement relating to such series, cash deposits, insurance policies, guaranteed investment contracts, investment agreements, letters of credit, minimum payment agreements, guarantees and other forms of credit



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enhancement including arrangements whereby, for a given series, payments on one or more classes of Securities ("Subordinated Securities") are subordinated to, and constitute additional security for, payments due on one or more other classes of Securities in such series;

                           (d)      to invest certain proceeds from
Receivables and related Collateral as determined by the Corporation's Board of Directors;

                           (e)      to authorize, issue, sell and deliver
instruments evidencing the Corporation's indebtedness which is completely subordinated to any Securities, and to enter into agreements by which the Corporation incurs such indebtedness; and

                           (f)      to engage in any lawful act or activity
and to exercise any powers permitted to corporations organized under the General Corporation Law of Delaware (currently codified at Title 8 of the Delaware Code) (as may be amended, herein referred to as the "General Corporation Law of Delaware") that are incidental to and necessary or convenient for the accomplishment of the above mentioned business and purposes.

                  FOURTH. The total number of shares which the Corporation shall have authority to issue is 1,000 (one thousand) shares of Common Stock and the par value of each of such shares is $0.25 (twenty-five cents).

                  FIFTH. The board of directors (the "Board of Directors") of the Corporation is expressly authorized and empowered to adopt, alter or repeal the by-laws of the Corporation (the "By-Laws"), subject to any limitations set forth therein or in this Certificate of Incorporation, and subject to the power of the stockholders to alter the Bylaws adopted by the Board of Directors.

                  SIXTH.   (a)      Elections of directors need not be by
written ballot except and to the extent provided in the By-
Laws of the Corporation.

                           (b)      while the Corporation is solvent, the
Corporation shall not (i) commence a voluntary case or consent to an involuntary case, for relief against the Corporation under Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq., or file a petition or an answer or consent to a petition seeking liquidation, reorganization or



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other relief under any applicable law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or, except as may be required by any fiduciary obligation of the Board of Directors or as may be required by applicable law, admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action;
(ii) dissolve or liquidate, in whole or in part, merge or consolidate with or into any other entity, or convey or transfer all or substantially all of its properties and assets to any other entity, except a otherwise provided in Article EIGHTH; (iii) incur, assume or guarantee any indebtedness for borrowed money or for the deferred purchase price of goods or services, except as specifically provided herein; or (iv) engage in any other action that bears upon whether the separate identity of the Corporation and its parent will be respected, or the assets of the Corporation will be consolidated with those of its parent under applicable Federal or state bankruptcy or insolvency law; in each such case without the unanimous consent of the Board of Directors, including the Independent Directors, and the Independent Officer (each as defined in (c) below).

                           (c)      At all times, at least one-third of the
directors serving on the Board of Directors and any Executive Committee of the Board of Directors ("Independent Directors") and at least one executive officer of the Corporation ("Independent Officer") shall be Independent Persons (as defined below) (except in the event of the resignation, death or removal of any such person in which event the vacancy shall be filled by another Independent Person). For purposes hereof, the term "Independent Person" means an individual who is not, and has not been within the preceding 12 months, (i) an owner of any shares of the common stock of the Corporation, or 10% or more of the voting securities of any Controlling Entity (as defined below), nor (ii) a director, officer or employee of any Controlling Entity; provided, however, that any such director and any such executive officer may be the same individual; provided, further, that the Independent Person serving as an executive office and/or director of the Corporation may, if such individual satisfies the remaining requirements of the definition of "Independent Person", have retired from employment by a Controlling Entity (other than



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the direct parent of the Corporation) during the 12-month period preceding such individual's becoming an executive officer and/or director of the Corporation, and such individual may continue to receive compensation from a Controlling Entity (other than the direct parent of the Corporation) for services performed as an independent contractor, provided that such individual is not dependent on such compensation to maintain such individual's customary standard of living. For purposes hereof, the term "Controlling Entity" means any entity other than the Corporation (A) which owns beneficially, directly or indirectly, 10% or more of the outstanding shares of common stock of the Corporation, or which is otherwise in control of the Corporation, (B) of which 10% or more of the outstanding voting securities are owned beneficially, directly or indirectly, by any entity described in clause (A) above or (C) which otherwise controls or is otherwise controlled by any entity described in clause (A) above; provided that for purposes of this definition the term "control" and "controlled by" shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933, as amended.

                  SEVENTH. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission of the director that is not taken in good faith or which involves the intentional misconduct or a violation of law with such director's knowledge, or if such director, at the time of the act or omission, has reasonable cause to believe that the same is unlawful, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of Delaware is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended.

                  EIGHTH. Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation



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shall not, without the prior written consent of any trustee ("Trustee") from time to time under any indenture ("Indenture") or under any participation, pooling, trust or other similar agreement ("Pooling Agreement") between the Corporation and a Trustee pursuant to which the Corporation shall issue or facilitate the issuance of Securities, do any of the following:

                           (a)      engage in any business or activity other
than the business and activities which the Corporation is permitted to engage in under Article THIRD;

                           (b)      dissolve or liquidate, in whole or in
part, in accordance with applicable state non-bankruptcy law; or

                           (c)      consolidate or merge with or into any
other entity, or permit any entity to consolidate or merge with or into the Corporation, or, except as permitted under any such Indenture or Pooling Agreement, convey transfer or lease its properties and assets substantially as an entirety to any entity, unless --

                           (1) The corporation formed by such consolidation or
                  into which the Corporation is merged or the entity which acquires by conveyance or transfer, or which leases, the properties and assets of the Corporation substantially as an entirety (i) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (ii) shall have a certificate of incorporation containing provisions identical to the provisions of Article THIRD, Article SIXTH, this Article EIGHTH, and Article ELEVENTH hereof, and (iii) shall expressly assume in writing the due and punctual payment of all obligations of the Corporation in connection with the indebtedness of the Corporation; and

                           (2) immediately after giving effect to such
                  transaction, no default or event of default shall have occurred and be continuing under any Indenture or any Pooling Agreement.

                  NINTH. For the management of the business and for the conduct of the affairs of the Corporation and in further definition, limitation and regulation of the powers of the



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Corporation and of its directors and stockholders, it is further provided:

                           (a)      The number of directors of the
Corporation shall not be less than three or more than nine, with the exact number to be determined in accordance with the By-Laws of the Corporation.

                           (b)      Meetings of stockholders may be held
within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept, subject to any applicable statutory provision, outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                           (c)      The Corporation shall at all times have
a sufficient number of officers and employees to manage its operations.

                           (d)      The Corporation shall at all times
(a)(i) maintain the Corporation's principal executive office separate and apart from that of any Controlling Entity and conspicuously identified as the Corporation's office and (ii) pay fair market rent for its executive office space located in the offices of any Controlling Entity, (b) maintain the Corporation's books, financial statements, accounting records and other corporate documents and records separate from those of any Controlling Entity or any other entity, (c) not commingle the Corporation's assets with those of any Controlling Entity or any other entity, (d) maintain the Corporation's bank accounts, payroll and books of account separate from those of any Controlling Entity, (e) act solely in its corporate name and through its own authorized officers and agents, (f) make investments directly or by brokers engaged and paid by the Corporation or its agents (provided that if any such agent is an affiliate of the Corporation it shall be compensated at a fair market rate for its services), (g) separately manage the Corporation's liabilities from those of any Controlling Entity, and pay its own liabilities, including all administrative expenses, from its own separate assets, and (h) pay from the Corporation's assets all obligations and indebtedness of any kind incurred by the Corporation. The Corporation shall abide by all corporate formalities, including the maintenance of current minute books, and the Corporation shall cause its financial statements to be prepared in accordance with generally accepted accounting



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principles in a manner that indicates the separate existence of the Corporation and its assets and liabilities. The Corporation shall not commingle its assets with those of any Controlling Entity or any other entity. The Corporation shall
(i) pay all its liabilities, (ii) not assume the liabilities of any Controlling Entity and (iii) not guarantee the liabilities of any Controlling Entity. The Corporation shall not acquire obligations or securities of, or make loans or advances to, any Controlling Entity, except for any obligations or loans fully supported as to principal and interest by an unaffiliated third-party. The officers and directors of the Corporation (as appropriate) shall make decisions with respect to the business and daily operations of the Corporation independent of and not be dictated by any Controlling Entity.

                  TENTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the General Corporation Law of Dela- ware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                  ELEVENTH. The Corporation shall not, without the prior written consent of each Trustee under any Indenture or any Pooling Agreement, and of each of its Independent Direc-



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tors and its Independent Officer, and of each nationally recognized rating agency which has rated the outstanding Securities, amend, alter, change or repeal Article THIRD, Article SIXTH, Article EIGHTH, paragraphs (c) and (d) of Article NINTH or this Article ELEVENTH of this Certificate of Incorporation. Subject to the foregoing, the Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors and officers herein are granted subject to this reservation.

                  IN WITNESS WHEREOF, this Certificate has been signed and attested the 1st day of February, 1993 and the undersigned hereby affirms, under penalties of perjury, that the statements made herein are true and correct.



                                                     /s/ Brian R. Zipp
                                                     -----------------------
                                             Name:   Brian R. Zipp
                                             Title:  Chairman

Attest:


        /s/ Michael J. O'Hanlon
        -----------------------
Name:   Michael J. O'Hanlon
Title:  Assistant Secretary




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